Exhibit 24.1

POWER OF ATTORNEY

Know All Persons By These Presents:

That each person whose signature appears below, as a director or officer of PetSmart, Inc., a Delaware corporation with its general offices in Phoenix, Arizona, does hereby make, constitute and appoint Robert F. Moran and J. Dale Brunk, and each or any one of them, his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign any and all registration statements on Form S-8 covering the registration of securities of the Company to be issued under the PetSmart, Inc. 2012 Employee Stock Purchase Plan, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, this Power of Attorney has been signed by the following persons in the capacities effective as of the 13 day of June, 2012.

Signature	Title

/s/ Robert F. Moran	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Robert F. Moran

/s/ Lawrence P. Molloy	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Lawrence P. Molloy

/s/ Angel Cabrera	Director
Angel Cabrera

/s/ Rita V. Foley	Director
Rita V. Foley

/s/ Philip L. Francis	Director
Philip L. Francis

/s/ Rakesh Gangwal	Director
Rakesh Gangwal

/s/ Joseph S. Hardin, Jr.	Director
Joseph S. Hardin, Jr.

/s/ Gregory P. Josefowicz	Director
Gregory P. Josefowicz

/s/ Amin I. Khalifa	Director
Amin I. Khalifa

/s/ Richard K. Lochridge	Director
Richard K. Lochridge

/s/ Barbara A. Munder	Director
Barbara A. Munder

/s/ Thomas G. Stemberg	Director
Thomas G. Stemberg